UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IDERA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Idera Pharmaceuticals, Inc., a Delaware corporation (“Idera” or the “Company”), is filing the attached Notice of Change of Location with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for Idera’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). On April 6, 2020, Idera filed a definitive proxy statement (the “2020 Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the Annual Meeting.

These definitive additional materials were first sent or made available to stockholders on or about April 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE 2020 PROXY STATEMENT.

*    *    *

IMPORTANT NOTICE FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

IDERA PHARMACEUTICALS, INC.

505 Eagleview Blvd., Suite 212

Exton, PA 19341

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON MAY 12, 2020

To the Stockholders of Idera:

Due to the public health impact of the coronavirus (COVID-19) pandemic and related government actions, and to support the health and well-being of our employees, stockholders, and community, NOTICE IS HEREBY GIVEN that the location of Idera’s Annual Meeting has been changed and will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Meeting Date: Tuesday, May 12, 2020

Meeting Time: 9:00 a.m. (Eastern Time)

Conference Call Access:  (844) 882-7837 (U.S.) or +1 (574) 990-9824 (international);

Conference Code: 7877966

Webcast Access: https://edge.media-server.com/mmc/p/8uhpyq28

The Annual Meeting is open to stockholders who owned shares as of March 24, 2020 (the “Record Date”), proxy holders, and any other interested party that would like to participate as a guest.

Registered Holders

Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. If you were a stockholder as of the close of business on the Record Date, you will have the ability to vote during the Annual Meeting by voice vote after confirming your account number issued by the Company’s transfer agent, Computershare. You can obtain your Computershare account number by looking at your most recent communication from Computershare or by calling 1-800-652-VOTE (8683).

Beneficial Holders

If you hold your shares through a broker, bank, or other nominee (that is, in “street name”), then your broker, bank, or other nominee is the stockholder of record and such nominee might not be able to vote your shares unless you provide it with voting instructions. You should instruct your broker, bank, or other nominee to vote your shares by following the instructions that your broker, bank, or other nominee provided when it sent the Company’s proxy materials to you. You may not vote shares held in street name by returning a proxy card directly to the Company or via the conference call unless you provide the Company with a “legal proxy,” which you must obtain from your broker, bank, or other nominee. If you obtain a legal proxy and plan to vote at the Annual Meeting via conference call, then the Company must receive your legal proxy by 5:00 p.m., Eastern Time, on May 11, 2020. You will receive an e-mail from the Company confirming your registration to vote at the Annual Meeting. Legal proxies may be submitted by mail to: Corporate Secretary, Idera Pharmaceuticals, Inc., 505 Eagleview Boulevard, Suite 212, Exton, Pennsylvania 19341; or by e-mail to legal@iderapharma.com.

If you do not have a valid Computershare account number or legal proxy, you will still be able to attend the virtual meeting as a guest; however, you will not have the option to vote your shares during the virtual meeting or ask questions at the virtual meeting.

As noted above, all stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting, even if you plan to attend the virtual meeting. Please note that the proxy card included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting. This proxy card will not be updated to reflect the change in location.

By Order of the Board of Directors,

/s/ BRYANT D. LIM
Bryant D. Lim
Senior Vice President, General Counsel and Corporate Secretary
Exton, Pennsylvania
May 1, 2020